EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Equity Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Equity Funds for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Equity Funds for the stated period.

/s/ Ronald R. Redell	/s/ Susan Nichols
Ronald R. Redell President	Susan Nichols Treasurer and Principal Financial and Accounting Officer
Dated: November 26, 2014	Dated: November 26, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Equity Funds for purposes of Section 18 of the Securities Exchange Act of 1934.